Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Fourth Quarter Earnings

Strong Earnings Growth Expected in Fiscal 2016

MEMPHIS, Tenn., June 17, 2015… FedEx Corp. (NYSE: FDX) today reported adjusted earnings of $2.66 per diluted share for the fourth quarter ended May 31, compared to adjusted earnings of $2.54 per diluted share a year ago. For fiscal 2015, adjusted earnings were $8.95 per diluted share, compared to $7.05 per diluted share a year ago. Without adjustments, FedEx reported a loss of $3.16 per diluted share for the fourth quarter compared to a profit of $2.62 per diluted share a year ago, and earnings of $3.65 per diluted share for the full fiscal year, compared to $7.48 per diluted share last year.

Quarterly consolidated earnings have been adjusted for previously announced changes in pension accounting ($4.88 per diluted share), aircraft impairments ($0.62 per diluted share), a legal reserve increase ($0.47 per diluted share) and changes in segment reporting (favorable $0.15 per diluted share).

“Fiscal 2015 was a transformative year for FedEx with outstanding financial results driving expanded long-term value for shareowners,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Significant acquisitions announced in the year promise to strengthen our portfolio of services and change what’s possible for customers. I am very proud of the FedEx team for its accomplishments and look forward to a successful fiscal 2016.”

FedEx also announced today that independent members of its Board of Directors have approved a change to FedEx’s Corporate Governance Guidelines to increase the mandatory retirement age for directors from age 72 to age 75, effective immediately. “This change is consistent with the market trend of increasing the mandatory retirement age for board members,” said David P. Steiner, FedEx Corporation’s Lead Independent Director.

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As previously disclosed, prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes and allocation of corporate headquarters costs.

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

	Fiscal 2015		Fiscal 2014
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$12.1 billion	$12.1 billion	$11.8 billion	$11.8 billion
Operating income	$1.28 billion	($1.32 billion )	$1.22 billion	$1.26 billion
Operating margin	10.5%	(10.9%)	10.3%	10.7%
Net income (loss)	$753 million	($895 million )	$753 million	$780 million
Diluted EPS (loss)	$2.66	($3.16)	$2.54	$2.62
YOY share repurchase impact, net of interest	$0.12	($0.14)	$0.13	$0.13

Adjusted operating income improved 5% during the quarter, due to base yield growth in all three transportation segments, higher ground and U.S. domestic express volume, and benefits from profit improvement program initiatives. These improvements offset increased employee variable incentive compensation and unfavorable net impacts from fuel and weather.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

	Fiscal 2015		Fiscal 2014
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$47.5 billion	$47.5 billion	$45.6 billion	$45.6 billion
Operating income	$4.26 billion	$1.87 billion	$3.59 billion	$3.82 billion
Operating margin	9.0%	3.9%	7.9%	8.4%
Net income	$2.57 billion	$1.05 billion	$2.19 billion	$2.32 billion
Diluted EPS	$8.95	$3.65	$7.05	$7.48
YOY share repurchase impact, net of interest	$0.53	$0.14	$0.07	$0.08

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Adjusted operating results increased sharply during the year due to higher volumes and base yields in all three transportation segments, benefits from profit improvement program initiatives and a favorable net fuel impact. This was partially offset by increased incentive compensation and higher aircraft maintenance expense.

Capital spending for fiscal 2015 was $4.3 billion.

Outlook

For fiscal 2016, FedEx projects adjusted earnings to be $10.60 to $11.10 per diluted share before year-end mark-to-market pension accounting adjustments, driven by continued improvement in base pricing and benefits from our profit improvement program. The outlook assumes continued moderate economic growth and does not include any operating results or costs related to TNT Express.

Capital spending for fiscal 2016 is expected to be approximately $4.6 billion, which includes expansion of the FedEx Ground network and planned aircraft deliveries to support the FedEx Express fleet modernization program.

“Our operating performance significantly improved in fiscal 2015 as we focused on revenue quality and executed on our profit improvement program initiatives,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We expect strong earnings growth in fiscal 2016 as we continue to focus on improving performance and successfully executing our profit improvement initiatives.”

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

	Fiscal 2015	Fiscal 2014[1]	Change
Revenue	$6.70 billion	$7.00 billion	(4%)
Adjusted operating income	$598 million	$534 million	12%
Adjusted operating margin	8.9%	7.6%	1.3	pts
Operating income	$322 million	$534 million	(40%)
Operating margin	4.8%	7.6%	(2.8	pts)

1 – There were no adjustments to fourth quarter fiscal 2014 results.

During the fourth quarter, FedEx Express permanently retired 15 aircraft and 21 related engines, and adjusted the retirement schedule of an additional 23

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aircraft and 57 engines. These actions resulted in $276 million of impairment and related charges, of which $246 million was noncash. These charges are excluded from this year’s adjusted operating income and margin.

Revenue decreased 4% as lower fuel surcharges and unfavorable currency exchange rates more than offset base yield and volume growth. U.S. domestic package volume grew 2%, driven by a 3% increase in overnight box. U.S. domestic revenue per package declined 4%, with lower fuel surcharges offsetting improved base rates. International export volume was down 1%, as FedEx International Economy grew 3% while FedEx International Priority® declined 2%. International export revenue per package decreased 8%, as lower fuel surcharges and unfavorable currency exchange rates more than offset higher base rates.

Adjusted segment operating results improved due to higher base yield and U.S. domestic volume growth, the benefit from profit improvement program initiatives and lower international expenses due to currency exchange rates. These benefits were partially offset by an unfavorable net fuel impact, higher incentive compensation and a negative impact from weather.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

	Fiscal 2015	Fiscal 2014	Change
Revenue	$3.57 billion	$3.01 billion	19%
Operating income	$603 million	$601 million	—
Operating margin	16.9%	20.0%	(3.1	pts)

Revenue increased due to the inclusion of GENCO results and higher ground volume and revenue per package. Ground yield increased 2% due to higher dimensional weight charges and increased rates, partially offset by lower fuel surcharges. Ground average daily volume grew 5% in the quarter, primarily driven by growth in residential deliveries. FedEx SmartPost average daily volume decreased 1% due to the reduction in volume from a major customer. FedEx SmartPost revenue per package increased 7% due to rate increases and improved customer mix, partially offset by higher postage costs.

Segment operating margin declined due predominantly to the inclusion of GENCO results and increased self-insurance reserves.

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FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

	Fiscal 2015	Fiscal 2014	Change
Revenue	$1.57 billion	$1.55 billion	1%
Operating income	$137 million	$130 million	5%
Operating margin	8.7%	8.4%	0.3	pts

LTL revenue per shipment improved 2% due to higher rates from ongoing yield initiatives, significantly offset by lower fuel surcharges. Less-than-truckload (LTL) average daily shipments were flat.

Segment operating results improved primarily due to the positive impact of higher LTL revenue per shipment.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $47 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 325,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and fourth quarter fiscal 2015 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 17, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and

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uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational or non-recurring in nature. Excluding the credit associated with the segment reporting change, amounts associated with changes in pension accounting, aircraft impairment and related charges at FedEx Express and a legal reserve increase from results will assist investors in understanding and allow for more accurate comparisons of the company’s and its segments’ core operating performance. Where applicable, the impacts of these events are shown net of incentive compensation impacts. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. The inability to predict the amount of any future year-end mark-to-market pension accounting adjustments and the amount and timing of any operating results and integration planning and acquisition-related costs with respect to TNT Express makes a reconciliation of the forecasts for adjusted earnings per diluted share and the adjusted effective tax rate impracticable.

Fourth Quarter Fiscal 2015

	FedEx Corporation
	Operating		Net Income/ (Loss)	Diluted Earnings/ (Loss) Per Share
Dollars in millions, except EPS	Income/ (Loss)	Margin[3]
Non-GAAP measure	$1,275	10.5%	$753	$2.66
Segment reporting change[1]	67	0.5%	42	0.15
Mark-to-market pension accounting adjustments[2]	(2,190)	(18.1%)	(1,382)	(4.88)
Aircraft impairment and related charges	(276)	(2.3%)	(175)	(0.62)
Legal reserve	(197)	(1.6%)	(133)	(0.47)

GAAP measure	($1,321)	(10.9%)	($895)	($3.16)

	FedEx Express Operating
Dollars in millions	Income	Margin
Non-GAAP measure	$598	8.9%
Aircraft impairment and related charges	(276)	(4.1%)

GAAP measure[4]	$322	4.8%

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Full Year Fiscal 2015

	FedEx Corporation
	Operating		Net Income	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin[3]
Non-GAAP measure	$4,264	9.0%	$2,572	$8.95
Segment reporting change[1]	266	0.6%	168	0.58
Mark-to-market pension accounting adjustments[2]	(2,190)	(4.6%)	(1,382)	(4.81)
Aircraft impairment and related charges	(276)	(0.6%)	(175)	(0.61)
Legal reserve	(197)	(0.4%)	(133)	(0.46)

GAAP measure	$1,867	3.9%	$1,050	$3.65

	FedEx Express Operating
Dollars in millions	Income	Margin
Non-GAAP measure	$1,860	6.8%
Aircraft impairment and related charges	(276)	(1.0%)

GAAP measure[4]	$1,584	5.8%

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Fourth Quarter Fiscal 2014

	FedEx Corporation
	Operating		Net Income	Diluted Earnings Per Share[3]
Dollars in millions, except EPS	Income	Margin
Non-GAAP measure	$1,220	10.3%	$753	$2.54
Segment reporting change[1]	59	0.5%	36	0.12
Mark-to-market pension accounting adjustments[2]	(15)	(0.1%)	(9)	(0.03)

GAAP measure	$1,264	10.7%	$780	$2.62

Full Year Fiscal 2014

	FedEx Corporation
	Operating		Net Income	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
Non-GAAP measure	$3,593	7.9%	$2,190	$7.05
Segment reporting change[1]	237	0.5%	143	0.46
Mark-to-market pension accounting adjustments[2]	(15)	0.0%	(9)	(0.03)

GAAP measure	$3,815	8.4%	$2,324	$7.48

Notes

1 – At the segment level, the expected return on assets (EROA) has been set at 6.5%, which will equal the company’s consolidated EROA assumption in fiscal 2016. In fiscal years where the consolidated EROA is greater than 6.5% the difference is reflected as a credit at Corporate. The segment reporting change reflects this credit.

2 – Mark-to-market pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit retirement plans.

3 – Does not sum to total due to rounding.

4 – The most directly comparable GAAP measure is segment operating income.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2015

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2015	2014	%	2015	2014	%
Revenue:
FedEx Express segment	$6,697	$6,998	(4%)	$27,239	$27,121	—
FedEx Ground segment	3,568	3,007	19%	12,984	11,617	12%
FedEx Freight segment	1,569	1,552	1%	6,191	5,757	8%
FedEx Services segment	407	402	1%	1,545	1,536	1%
Eliminations and other	(127)	(120)	(6%)	(506)	(464)	(9%)

Total Revenue	12,114	11,839	2%	47,453	45,567	4%

Operating Expenses:
Salaries and employee benefits[1]	4,432	4,067	9%	17,110	16,171	6%
Purchased transportation	2,079	2,029	2%	8,483	8,011	6%
Rentals and landing fees	673	672	—	2,682	2,622	2%
Depreciation and amortization	657	649	1%	2,611	2,587	1%
Fuel	738	1,154	(36%)	3,720	4,557	(18%)
Maintenance and repairs	495	465	6%	2,099	1,862	13%
Impairment charges[2]	276	—	NM	276	—	NM
Retirement plans mark-to-market adjustment	2,190	15	NM	2,190	15	NM
Other[3]	1,895	1,524	24%	6,415	5,927	8%

Total Operating Expenses[1]	13,435	10,575	27%	45,586	41,752	9%

Operating Income:
FedEx Express segment[1,2]	322	534	(40%)	1,584	1,428	11%
FedEx Ground segment[1]	603	601	—	2,172	2,021	7%
FedEx Freight segment[1]	137	130	5%	484	351	38%
Corporate, eliminations and other[1],3	(2,383)	(1)	NM	(2,373)	15	NM

Total Operating Income[1]	(1,321)	1,264	NM	1,867	3,815	(51%)

Other (Expense) Income:
Interest, net	(68)	(47)	NM	(221)	(142)	NM
Other, net	(27)	1	NM	(19)	(15)	NM

Total Other (Expense) Income	(95)	(46)	NM	(240)	(157)	NM

Pretax Income[1]	(1,416)	1,218	NM	1,627	3,658	(56%)

Provision for Income Taxes[1]	(521)	438	NM	577	1,334	(57%)

Net Income[1]	($895)	$780	NM	$1,050	$2,324	(55%)

Diluted Earnings Per Share[1]	($3.16)	$2.62	NM	$3.65	$7.48	(51%)

Weighted Average Diluted Common and Common Equivalent Shares	283	296	(4%)	287	310	(7%)

Capital Expenditures	$1,378	$979	41%	$4,347	$3,533	23%

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes and allocation of corporate headquarters costs.

2 - Impairment and related charges (including $246 million noncash) to permanently retire and adjust the retirement schedule of certain aircraft and related engines. Such charges are included in FedEx Express segment results.

3 - Includes a legal reserve increase of $197 million. Such amount is included in the “Corporate, eliminations and other” results.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2015

(In millions)

(Unaudited)

	May 31, 2015	May 31, 2014[1]
ASSETS

Current Assets
Cash and cash equivalents	$3,763	$2,908
Receivables, less allowances	5,719	5,460
Spare parts, supplies and fuel, less allowances	498	463
Deferred income taxes	606	522
Prepaid expenses and other	355	330

Total current assets	10,941	9,683

Property and Equipment, at Cost	42,864	40,691
Less accumulated depreciation and amortization	21,989	21,141

Net property and equipment	20,875	19,550

Other Long-Term Assets
Goodwill	3,810	2,790
Other assets	1,443	1,047

Total other long-term assets	5,253	3,837

	$37,069	$33,070

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$19	$1
Accrued salaries and employee benefits	1,436	1,277
Accounts payable	2,066	1,971
Accrued expenses	2,436	2,063

Total current liabilities	5,957	5,312

Long-Term Debt, Less Current Portion	7,249	4,736

Other Long-Term Liabilities
Deferred income taxes	1,747	2,114
Pension, postretirement healthcare and other benefit obligations	4,893	3,484
Self-insurance accruals	1,120	1,038
Deferred lease obligations	711	758
Deferred gains, principally related to aircraft transactions	181	206
Other liabilities	218	145

Total other long-term liabilities	8,870	7,745

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,786	2,643
Retained earnings	16,900	16,229
Accumulated other comprehensive income	172	506
Treasury stock, at cost	(4,897)	(4,133)

Total common stockholders’ investment	14,993	15,277

	$37,069	$33,070

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2015

(In millions)

(Unaudited)

	Year Ended May 31
	2015	2014[1]

Operating Activities:
Net income	$1,050	$2,324
Noncash charges:
Retirement plans mark-to-market adjustment	2,190	15
Impairment charges	246	—
Depreciation and amortization	2,611	2,587
Other, net	(294)	586
Changes in operating assets and liabilities, net	(437)	(1,248)

Cash provided by operating activities	5,366	4,264

Investing Activities:
Capital expenditures	(4,347)	(3,533)
Business acquisitions, net of cash acquired	(1,429)	(36)
Proceeds from asset dispositions and other	24	18

Cash used in investing activities	(5,752)	(3,551)

Financing Activities:
Principal payments on debt	(5)	(254)
Proceeds from debt issuances	2,491	1,997
Dividends paid	(227)	(187)
Purchase of treasury stock	(1,254)	(4,857)
Other, net	344	582

Cash provided by (used in) financing activities	1,349	(2,719)

Effect of exchange rate changes on cash	(108)	(3)

Net increase (decrease) in cash and cash equivalents	855	(2,009)

Cash and cash equivalents at beginning of period	2,908	4,917

Cash and cash equivalents at end of period	$3,763	$2,908

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2015	2014	%		2015	2014	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,664	$1,703	(2%)		$6,704	$6,555	2%
U.S. Overnight Envelope	422	426	(1%)		1,629	1,636	—

Total U.S. Overnight	2,086	2,129	(2%)		8,333	8,191	2%
U.S. Deferred	818	819	—		3,342	3,188	5%

Total U.S. Package Revenue	2,904	2,948	(1%)		11,675	11,379	3%

International Priority	1,509	1,691	(11%)		6,251	6,451	(3%)
International Economy	572	590	(3%)		2,301	2,229	3%

Total International Export Package	2,081	2,281	(9%)		8,552	8,680	(1%)
International Domestic[1]	324	369	(12%)		1,406	1,446	(3%)

Total Package Revenue	5,309	5,598	(5%)		21,633	21,505	1%

Freight Revenue:

U.S.	555	569	(2%)		2,300	2,355	(2%)
International Priority	406	410	(1%)		1,588	1,594	—
International Airfreight	47	48	(2%)		180	205	(12%)

Total Freight Revenue	1,008	1,027	(2%)		4,068	4,154	(2%)

Other Revenue[2]	380	373	2%		1,538	1,462	5%

Total Express Revenue	$6,697	$6,998	(4%)		$27,239	$27,121	—

Operating Expenses:
Salaries and employee benefits[4]	2,530	2,467	3%		10,104	9,797	3%
Purchased transportation	602	635	(5%)		2,544	2,511	1%
Rentals and landing fees	409	432	(5%)		1,693	1,705	(1%)
Depreciation and amortization	354	372	(5%)		1,460	1,488	(2%)
Fuel	626	991	(37%)		3,199	3,943	(19%)
Maintenance and repairs	297	294	1%		1,357	1,182	15%
Impairment charges[3]	276	—	NM		276	—	NM
Intercompany charges[4]	482	483	—		1,842	1,888	(2%)
Other	799	790	1%		3,180	3,179	—

Total Operating Expenses[4]	6,375	6,464	(1%)		25,655	25,693	—

Operating Income[4]	$322	$534	(40%)		$1,584	$1,428	11%

Operating Margin[4]	4.8%	7.6%	(2.8	pts)	5.8%	5.3%	0.5	pts

1 - International Domestic revenues represent international intra-country express operations.

2 - Includes FedEx Trade Networks, FedEx SupplyChain Systems and Bongo International.

3 - Impairment and related charges (including $246 million noncash) to permanently retire and adjust the retirement schedule of certain aircraft and related engines.

4 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes and allocation of corporate headquarters costs.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2015

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2015	2014	%	2015	2014	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,231	1,195	3%	1,240	1,164	7%
U.S. Overnight Envelope	547	539	1%	527	538	(2%)

Total U.S. Overnight Package	1,778	1,734	3%	1,767	1,702	4%
U.S. Deferred	881	864	2%	916	869	5%

Total U.S. Domestic Package	2,659	2,598	2%	2,683	2,571	4%

International Priority	408	416	(2%)	410	410	—
International Economy	178	173	3%	176	170	4%

Total International Export Package	586	589	(1%)	586	580	1%
International Domestic[2]	850	813	5%	853	819	4%

Total Average Daily Packages	4,095	4,000	2%	4,122	3,970	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.12	$22.26	(5%)	$21.29	$22.18	(4%)
U.S. Overnight Envelope	12.07	12.36	(2%)	12.15	11.97	2%

U.S. Overnight Composite	18.34	19.18	(4%)	18.56	18.95	(2%)
U.S. Deferred	14.50	14.81	(2%)	14.36	14.44	(1%)

U.S. Domestic Composite	17.07	17.73	(4%)	17.13	17.42	(2%)

International Priority	57.85	63.57	(9%)	60.05	61.88	(3%)
International Economy	50.10	53.21	(6%)	51.54	51.75	—

Total International Export Composite	55.49	60.52	(8%)	57.50	58.92	(2%)
International Domestic[2]	5.96	7.10	(16%)	6.49	6.95	(7%)

Composite Package Yield	$20.26	$21.87	(7%)	$20.66	$21.32	(3%)

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	7,836	7,865	—	7,833	7,854	—
International Priority	2,953	2,936	1%	2,887	2,922	(1%)
International Airfreight	716	677	6%	684	798	(14%)

Total Avg Daily Freight Pounds	11,505	11,478	—	11,404	11,574	(1%)

Revenue Per Freight Pound:
U.S.	$1.11	$1.13	(2%)	$1.16	$1.18	(2%)
International Priority	2.15	2.18	(1%)	2.17	2.15	1%
International Airfreight	1.01	1.12	(10%)	1.04	1.01	3%

Composite Freight Yield	$1.37	$1.40	(2%)	$1.40	$1.41	(1%)

Operating Weekdays	64	64	—	254	254	—

1 - Package and freight statistics include only the operations of FedEx Express.

2 - International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2015	2014	%		2015	2014	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,994	$2,776	8%		$11,563	$10,634	9%
FedEx SmartPost	245	231	6%		1,005	983	2%
GENCO[1]	329	—	NM		416	—	NM

Total Revenues	3,568	3,007	19%		12,984	11,617	12%

Operating Expenses:
Salaries and employee benefits[2]	649	435	49%		2,146	1,749	23%
Purchased transportation	1,256	1,159	8%		5,021	4,635	8%
Rentals	136	103	32%		485	402	21%
Depreciation and amortization	149	118	26%		530	468	13%
Fuel	3	3	—		12	17	(29%)
Maintenance and repairs	70	56	25%		244	222	10%
Intercompany charges[2]	289	277	4%		1,123	1,095	3%
Other	413	255	62%		1,251	1,008	24%

Total Operating Expenses[2]	2,965	2,406	23%		10,812	9,596	13%

Operating Income[2]	$603	$601	—		$2,172	$2,021	7%

Operating Margin[2]	16.9%	20.0%	(3.1	pts)	16.7%	17.4%	(0.7	pts)

OPERATING STATISTICS

Operating Weekdays
FedEx Ground	64	64	—		254	254	—
FedEx SmartPost	64	64	—		252	252	—

Average Daily Package Volume (000s)
FedEx Ground	4,847	4,597	5%		4,850	4,588	6%
FedEx SmartPost	1,899	1,920	(1%)		2,061	2,186	(6%)

Yield (Revenue Per Package)
FedEx Ground	$9.63	$9.41	2%		$9.37	$9.10	3%
FedEx SmartPost	$2.02	$1.88	7%		$1.93	$1.78	8%

1 - Revenues for GENCO are included from the January 30, 2015 date of closing.

2 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes and allocation of corporate headquarters costs.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2015	2014	%		2015	2014	%
FINANCIAL HIGHLIGHTS

Revenue	$1,569	$1,552	1%		$6,191	$5,757	8%

Operating Expenses:
Salaries and employee benefits[1]	692	636	9%		2,698	2,442	10%
Purchased transportation	253	266	(5%)		1,045	981	7%
Rentals	33	37	(11%)		129	131	(2%)
Depreciation and amortization	60	59	2%		230	231	—
Fuel	109	159	(31%)		508	595	(15%)
Maintenance and repairs	53	45	18%		201	179	12%
Intercompany charges[1]	115	105	10%		444	431	3%
Other	117	115	2%		452	416	9%

Total Operating Expenses[1]	1,432	1,422	1%		5,707	5,406	6%

Operating Income[1]	$137	$130	5%		$484	$351	38%

Operating Margin[1]	8.7%	8.4%	0.3	pts	7.8%	6.1%	1.7	pts

OPERATING STATISTICS

LTL Operating Weekdays	64	64	—		252	252	—

Average Daily LTL Shipments (000s)
Priority	66.4	67.0	(1%)		66.9	62.9	6%
Economy	29.2	28.7	2%		28.6	27.7	3%

Total Average Daily LTL Shipments	95.6	95.7	—		95.5	90.6	5%

Weight Per LTL Shipment (lbs)
Priority	1,301	1,280	2%		1,272	1,262	1%
Economy	984	1,013	(3%)		1,003	1,000	—

Composite Weight Per LTL Shipment	1,204	1,200	—		1,191	1,182	1%

LTL Revenue/Shipment
Priority	$229.97	$225.29	2%		$229.57	$223.61	3%
Economy	261.02	260.71	—		264.34	258.05	2%

Composite LTL Revenue/Shipment	$239.46	$235.91	2%		$240.09	$234.23	3%

LTL Revenue/CWT
Priority	$17.68	$17.60	—		$18.05	$17.73	2%
Economy	26.52	25.73	3%		26.34	25.80	2%

Composite LTL Revenue/CWT	$19.89	$19.66	1%		$20.15	$19.82	2%

1 - Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes and allocation of corporate headquarters costs.